                                                                    EXHIBIT 10.3



                     AMENDED AND RESTATED LICENSE AGREEMENT


        This AMENDED AND RESTATED LICENSE AGREEMENT (this "Agreement") is entered into as of March 28, 2002 (the "Effective Date"), by and between Autobytel Inc. ("ABT") (formerly autobytel.com inc.), a Delaware corporation, Autobytel.Europe Holdings B.V. ("ABT/E"), a Netherlands corporation, and Autobytel.Europe LLC ("ABT/LLC"), a Delaware limited liability company.


                                   BACKGROUND

        WHEREAS, ABT and ABT/LLC entered into an INTERCOMPANY SOFTWARE LICENSE AGREEMENT dated January 6, 2000 (the "Prior License Agreement"), under which ABT licensed certain rights in ABT's proprietary software, business procedures, and brand to ABT/LLC;

        WHEREAS, ABT/LLC assigned all of its rights and obligations under the Prior License Agreement to ABT/E, a wholly owned subsidiary of ABT/LLC, and ABT/E assumed all of the rights and obligations of ABT/LLC under the Prior License Agreement;

        WHEREAS, ABT consented to the assignment of ABT/LLC's rights and obligations under the Prior License Agreement to ABT/E;

        WHEREAS, ABT and ABT/E now desire to amend and restate the Prior License Agreement as set forth in this Agreement; and

        NOW, THEREFORE, in consideration of the mutual promises and upon the terms and conditions set forth below, the parties agree as follows:

1.      Definitions

        1.1. "ABT Brand" means the trademark(s), service mark(s) and logo(s) listed in Attachment A, which are owned by ABT, and the ABT Domain, as defined below.

        1.2. "ABT Domain" means the Uniform Resource Locators "autobytel.co.uk", "autobytel.nl", "autobytel.se" and any other URLs registered within the Territory, insofar as ABT is the holder thereof.




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

        1.3. "Affiliate" of a party means (i) any entity controlled by, controlling, or under common control with such party, where "control" means ownership, either direct or indirect, of more than 50% of the equity interest entitled to vote for the election of directors or equivalent governing body and/or (ii) any entity of which such party has possession, either direct or indirect, of the power to direct or cause the direction of management and policies of the entity through ownership of voting securities, by contract or otherwise.

        1.4. "Business Procedures" means the general proprietary business procedures provided to ABT/LLC or ABT/E prior to the Effective Date.

        1.5. "Confidential Information" means this Agreement and all its Attachments, any addenda hereto signed by both parties, all Software listings, Documentation, information, data, drawings, benchmark tests, specifications, trade secrets, source code copies of the Software, object code and machine-readable copies of the Software, Business Procedures, and any other proprietary information disclosed by one party to the other.

        1.6. "Derivative Work" means a derivative work within the meaning of 17 U.S.C. Section 101 of the U.S. copyright law. 1.7. "Documentation" means any electronic instructions, manuals or other materials, including without limitation on-line help files, regarding the development or use of the Software provided to ABT/LLC or ABT/E prior to the Effective Date. ABT will not provide any additional Documentation to ABT/E under this Agreement after the Effective Date.

        1.8. "Global Brand Protocols" means the procedures for use of the ABT Brand, the most recent version of which was provided to ABT/E in February, 2002, along with any revisions thereof provided to ABT/E from time to time in ABT's sole discretion.

        1.9. "Local Business" means a business providing vehicles, including without limitation automobiles, motorcycles, motorbikes and scooters, and vehicle-related goods and services in the Territory.

        1.10. "Localize, or Localization" means any modifications to the Software, Business Procedures or Documentation necessary to facilitate the operation and functionality of the Software on the operating systems or platforms within the Territory, or the modification of the Business Procedures to meet local custom or technological or regulatory requirements.




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

        1.11. "Localized Version" means a Derivative Work of the Software, Business Procedures, or Documentation that implements the core functionality of the Software, Business Procedures, or Documentation but incorporates the language, currency and functional variations for the Territory.

        1.12. "NOC" means a national operating company that operates or intends to operate a Local Business in the Territory pursuant to a sublicense from ABT/E.

        1.13. "Software" means the proprietary software products delivered to ABT/LLC or ABT/E prior to the Effective Date. ABT will not provide any additional Software to ABT/E under this Agreement after the Effective Date.

        1.14. "Term" means the term of this Agreement specified in Section 11.1.

        1.15. "Territory" means the countries listed in Attachment B.

2.      Software, Documentation and Business Procedures.

        2.1. License. Subject to the terms and conditions of this Agreement, ABT hereby grants to ABT/E an exclusive, perpetual, royalty-free license, solely within the Territory:

             (a) to use and copy the Software, Business Procedures and Documentation and to create, copy and use Derivative Works thereof, solely in accordance with this Agreement; and

             (b) to grant sublicenses of the rights granted in Section 2.1(a) to NOCs in accordance with the terms of a sublicense agreement substantially in the form set forth in Attachment C.

        2.2. Limitations. ABT/E shall immediately inform ABT of any sublicenses granted by ABT/E in accordance with Section 2.1(b), and shall provide ABT with executed copies of such agreements. Except as otherwise set forth herein, ABT/E may not copy, distribute, reproduce, use or allow access to the Software, Business Procedures and Documentation. All copies of the Software will be subject to the terms and conditions of this Agreement. Whenever ABT/E is permitted to copy or reproduce all or any part of the Software, Business Procedures and Documentation, all titles, trademark symbols, copyright symbols and legends, and other proprietary markings must be reproduced. ABT/E shall not alter or remove any trademarks, copyright notices or other proprietary notices affixed to the Software.




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

        2.3. Ownership. ABT owns all right, title and interest in and to the Software, Business Procedures and Documentation, together with any Localized Versions or other Derivative Works of the Software, Business Procedures, or Documentation made by or for ABT. The licenses granted herein transfer to ABT/E neither title, nor any proprietary or intellectual property rights to the Software, Business Procedures, or Documentation, or any copyrights, patents, or trademarks embodied or used in connection therewith, except for the rights expressly granted herein. All rights not expressly granted hereunder are reserved to ABT.

        2.4. Localizations and Derivative Works. Except as otherwise set forth in this Agreement or as otherwise agreed by the parties, as between the parties, ABT/E is responsible for any changes to the Software, Documentation, or Business Procedures necessary to Localize them in accordance with the operation of the Local Business. All such Localization changes and the development of any Derivative Works must be performed by ABT/E, or by its independent contractor approved by ABT. ABT's approval of an independent contractor shall be deemed given thirty (30) days after ABT/E's request for approval of such contractor unless ABT first informs ABT/E of its disapproval and a reasonable basis therefor. Within thirty (30) days of completion of any Localized Version or other Derivative Work of the Software, ABT/E must provide to ABT a copy of such Localized Version or Derivative Work. Any such Localized Software or Derivative Work provided must be in source code format.

        2.5. License Back. ABT/E hereby grants to ABT, a perpetual, irrevocable, exclusive license, to the extent of and under any and all rights owned, or possessed or exercisable by ABT/E, to make, use, sell, import, reproduce, perform, display, transmit, prepare Derivative Works of and otherwise exploit, outside the Territory any and all Localized Versions and other Derivative Works of the Software, Documentation and Business Procedures (i) assigned or licensed to ABT/E; or (ii) prepared by or for ABT/E. ABT/E shall promptly upon completion or receipt of any such Localized Version or Derivative Work, disclose such Localized Version or Derivative Work to ABT, in any form reasonably requested by ABT.

        2.6. Restrictions. ABT/E shall not:

             (a) sell, lease, license, sublicense or distribute the Software, Documentation, Business Procedures, or any Localized Version or other Derivative Work thereof except in accordance with this Agreement;

             (b) provide, disclose, divulge or make available to, or permit use of the Software, Documentation, Business Procedures, or any Localized Version or other Derivative Work thereof by any third party, except as specifically authorized by this Agreement; or

             (c) use the Software, Documentation, Business Procedures, or any Localized Version or other Derivative Work thereof for any purpose except as expressly provided for in this Agreement.

3.      Obligations

        3.1. ABT/E Obligations. ABT/E shall operate the Local Business solely in accordance with the laws, regulations, and other requirements of the Territory. During the Term, ABT/E will devote sufficient resources and personnel to the Local Business to market, promote and operate the Local Business. ABT/E will be responsible for all costs and expenses related to the marketing, promotion and operation of the Local Business and for performing its obligations hereunder. ABT/E will ensure that only properly trained and qualified persons perform ABT/E's obligations under this Agreement.

4.      Warranty and Disclaimer

        4.1. ABT Warranty. ABT represents and warrants to ABT/E that ABT has full power, right and authority to enter into this Agreement, to carry out its obligations under this Agreement, and to grant the rights granted to ABT/E herein. ABT further represents and warrants to ABT/E that, as of the Effective Date, ABT has no knowledge of any claim by a third party that the Software, Documentation, Business Procedures or ABT Brand infringe any intellectual property rights of such third party.

        4.2. ABT/E Warranty. ABT/E represents and warrants to ABT that ABT/E has full power, right and authority to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights granted to ABT herein. ABT/E further represents and warrants to ABT that ABT/E is sufficiently capitalized to undertake the business transaction contemplated hereunder.

        4.3. Disclaimer. THE SOFTWARE, DOCUMENTATION AND BUSINESS PROCEDURES ARE PROVIDED "AS-IS" AND WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE. ABT HEREBY




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DISCLAIMS ANY WARRANTY THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED
OR ERROR-FREE. ABT SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SOFTWARE, DOCUMENTATION AND BUSINESS PROCEDURES PROVIDED BY ABT HEREUNDER.

        4.4. Additional Disclaimer. The success of the business venture contemplated to be undertaken by ABT/E by virtue of this Agreement is speculative and depends, to a large extent, upon the ability of ABT/E as an independent business operator and the active participation of ABT/E in the daily affairs of the Local Business, as well as other factors. ABT does not make any representation or warranty, express, or implied, as to the potential success of the business venture contemplated by this Agreement.

5.      Trademarks and Domain Names.

        5.1. Trademarks. ABT hereby grants to ABT/E, and ABT/E accepts, upon the terms and conditions set forth herein, an exclusive, perpetual, royalty-free right and license:

             (a) to use the ABT Brand solely on or in connection with the advertisement, promotion and sale of new and used vehicles (including motorcycles), content pertaining thereto, vehicle accessories, financing, insurance and leasing, automotive-related goods, and after-market goods and services, over or in connection with the Internet or other channels of trade, solely within the Territory; and

             (b) to grant sublicenses of the rights granted in Section 5.1(a) to NOCs in accordance with the terms of a sublicense agreement substantially in the form set forth in Attachment C.

        5.2. Limitations.

             (a) ABT/E shall fully comply with the Global Brand Protocols in relation to ABT/E's use of the ABT Brand.

             (b) Nothing contained in this Agreement will grant or will be deemed to grant to ABT/E any right, title or interest in or to the ABT Brand, except as expressly provided herein. ABT/E shall not challenge or assist others to challenge the ABT Brand (except to the extent such restriction is expressly prohibited by applicable law) or the registration thereof or attempt to register any trademarks, service marks, trade names, Uniform




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        Resource Locators, or other designations confusingly similar to those of
        ABT. If ABT/E, in the course of exercising its rights hereunder, acquires any goodwill or reputation in the ABT Brand, all such goodwill or reputation will automatically vest in ABT when and as, on an on-going basis, such acquisition of goodwill or reputation occurs. In the event of termination of this Agreement, without any separate payment or other consideration of any kind to ABT/E, ABT/E agrees to take all such actions necessary to effect such vesting, including without limitation the transfer to ABT of rights in any filings or registrations made under
        Section 5.2(c) below, and including without limitation the transfer from ABT/E to ABT of the ABT Domain upon termination of this Agreement. ABT/E will promptly execute all documents necessary to effect such transfer at no cost to ABT. Upon termination of this Agreement, ABT/E shall immediately cease to use the ABT Brand.

             (c) ABT/E shall advise ABT regarding the registrations or filings necessary to protect the use of the ABT Brand in the Territory. ABT shall make, and ABT/E shall cooperate with ABT to make, such registrations or filings with the appropriate authorities in ABT's name. All costs and fees associated with any registrations or filings made in the Office for the Harmonization of the Internal Market (Trade Marks and Designs) shall be borne by ABT. All costs and fees associated with any registrations or filings made in the individual countries in the Territory shall be borne by ABT/E.

             (d) ABT/E acknowledges that others may also be granted rights to use the ABT Brand in connection with certain goods and services and that some of the goods and services sold by other licensees of ABT in other territories may be imported and resold in the Territory. Accordingly, notwithstanding anything to the contrary herein, ABT/E acknowledges and agrees that the exclusivity of the license granted in Section 5.1 above shall not be deemed to limit or prohibit the importation or resale in the Territory by third parties of goods or services purchased by vehicle dealers, OEMs or end consumers from other licensees of ABT in other territories.

             (e) ABT/E agrees not to object to any advertisement of any other licensee of ABT, provided that such advertisement is consistent with the Global Brand Protocols, or has been approved by ABT, and is primarily directed to an audience outside of the

        Territory. In addition, ABT/E agrees that the primary audience of all advertisements run by ABT/E in connection with the ABT Brand shall be located within the Territory.

             (f) The parties acknowledge and agree that great value is placed on the ABT Brand and the goodwill associated therewith, that the consuming public and the automotive industry now associate the ABT Brand with automotive goods and services of consistently high quality, and that the terms and conditions of this Agreement are necessary and reasonable to assure the consuming public and the industry that all goods and services upon which the ABT Brand is used are of the same consistently high quality as goods and services sold by ABT and others who are or may hereafter be licensed to sell goods and services under the ABT Brand.

             (g) On any promotional materials used or disseminated by ABT/E relating to the Local Business, ABT/E shall display the ABT Brand. Where both ABT/E's marks and the ABT Brand are displayed, the marks will be presented equally legibly, and in a size and style in accordance with ABT's then-current Global Brand Protocols.

             (h) ABT/E agrees to comply with all applicable local, state, federal and foreign laws pertaining to its advertising, sale and distribution of goods and services advertised or sold under the ABT Brand, and at all times to conduct its activities under this Agreement in a lawful manner.

        5.3. Domain Names. ABT hereby grants to ABT/E an exclusive, perpetual, royalty-free right in the Territory:

             (a) to use the ABT Domain; and

             (b) to grant sublicenses of the rights granted in Section 5.3(a) to NOCs in accordance with the terms of a sublicense agreement substantially in the form set forth in Attachment C.

        5.4. Limitations. ABT/E shall be responsible for making and renewing any necessary registrations of the ABT Domain in the Territory at ABT/E's expense. Upon termination of this Agreement, ABT/E agrees to promptly assign all right, title and interest in the ABT Domain to ABT without any additional consideration therefor and to cease to use the ABT Domain.

6.      Limitation of Liability.  EXCEPT FOR THIRD PARTY CLAIMS ARISING OUT OF
SECTION 7, IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY FOR ANY




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INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON
ANY THEORY OF LIABILITY, WHETHER FOR BREACH OF CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS, LOSS OF DATA, OR LOSS OF USE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.      Indemnification.

        7.1. Indemnification by ABT. ABT shall, at its expense, defend or settle any claim, action or allegation brought against ABT/E that the Software, Documentation, or Business Procedures infringe any copyright, trademark, or trade secret right of any third party in the Territory, and shall pay any final judgments awarded or settlements entered into; provided that ABT/E gives prompt written notice to ABT of any such claim, action or allegation of infringement and gives ABT the authority to proceed as contemplated herein. ABT will have the exclusive right to defend any such claim, action or allegation and make settlements thereof in its own discretion, and ABT/E may not settle or compromise such claim, action or allegation, except with the prior written consent of ABT. ABT/E shall give such assistance and information as ABT may reasonably require to settle, or oppose such claims. In the event any such infringement, claim, action or allegation is brought or threatened, ABT shall, at its sole option and expense:

             (a) procure for ABT/E the right to continue use of the Software, Documentation, Business Procedures or infringing part thereof; or

             (b) modify or amend the Software, Documentation, Business Procedures or infringing part thereof, or replace the Software, Documentation, Business Procedures or infringing part thereof with other Software, Documentation or Business Procedures having substantially the same or better capabilities.

        The foregoing obligations will not apply to the extent the infringement arises as a result of modifications to the Software, Documentation, or Business Procedures not made by ABT, or the combination of the Software with any materials or technology not supplied by ABT. The foregoing states the entire liability of ABT with respect to infringement of any patent, copyright, trademark, trade secret or other proprietary right.




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        7.2. Indemnification by ABT/E. ABT/E shall, at its expense, defend or settle any claim, action or allegation brought against ABT (to the extent not covered by Section 7.1) arising from the act or omission of ABT/E or any NOC, where a third party alleges fraud, misrepresentation, or unfair business practices arising from the operation of ABT/E or the Local Business of an NOC, or those that arise from a third party allegation that any Localized Version or other Derivative Work of the Software, Business Procedures or Documentation made by or for ABT/E or any NOC infringes any copyright, trade secret, patent or trademark right of any third party, and shall pay any final judgments awarded or settlements entered into; provided that ABT gives prompt written notice to ABT/E of any such claim, action or allegation of infringement and gives ABT/E the authority to proceed as contemplated herein. ABT/E will have the exclusive right to defend any such claim, action or allegation and make settlements thereof in its own discretion, and ABT may not settle or compromise such claim, action or allegation, except with the prior written consent of ABT/E. ABT shall give such assistance and information as ABT/E may reasonably require to settle or oppose such claims. In the event any such infringement, claim, action or allegation is brought or threatened, ABT/E may, at its sole option and expense:

             (a) procure for ABT the right to continue use of the Localized Version, Derivative Work or infringing part thereof; or

             (b) modify or amend the Localized Version, Derivative Work or infringing part thereof, or replace the Localized Version, Derivative Work or infringing part thereof with other materials having substantially the same or better capabilities.

        8. Prosecution of Infringers. ABT and ABT/E shall give each other written notice of any acts of infringement by third parties involving intellectual property rights relating to the Software, Documentation, Business Procedures, or any Localized Version or other Derivative Work thereof, or the ABT Brand, anywhere in the Territory of which ABT or ABT/E has knowledge. ABT will have the exclusive right to take action to enforce such rights. If ABT decides not to enforce such rights, ABT shall inform ABT/E of such decision within thirty (30) days of receiving notification of such infringement from ABT/E. ABT may then authorize ABT/E to take such actions as ABT/E considers necessary or appropriate and ABT/E will be entitled to take such actions at ABT/E's expense. Each party shall render to the other any assistance requested by the other in proceedings against an infringer within the Territory, at the

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other party's expense. Any damage that might be awarded will, after deduction of actual costs, be awarded to the party that undertakes legal action.

9.      Confidential Information

        9.1. Obligations. The parties acknowledge and agree that the Confidential Information disclosed by one party (the "Disclosing Party") to the other party (the "Receiving Party") directly or indirectly hereunder constitutes the confidential and proprietary information of the Disclosing Party. The Receiving Party shall retain in strict confidence and not disclose to any third party (with the exception of any NOCs or third party contractors in accordance with Section 9.4) any Confidential Information without the Disclosing Party's express written consent, and the Receiving Party shall not use such Confidential Information except to exercise the rights and perform its obligations under this Agreement. Without limiting the foregoing, each party shall use at least the same procedures and degree of care which it uses to protect its own Confidential Information of like importance, and in no event less than reasonable care.

        9.2. Exceptions. The Receiving Party shall be relieved of this obligation of confidentiality to the extent it can demonstrate that any such information is publicly available, already in the Receiving Party's possession at the time of disclosure and not subject to a confidentiality obligation, obtained by the Receiving Party from third parties without restrictions on disclosure, independently developed by the Receiving Party without reference to Confidential Information, required to be disclosed by order of a court or other governmental entity or stock exchange, or disclosed to business or legal advisors acting under a duty of confidentiality.

        9.3. Source Code Protections. ABT/E shall reproduce and shall not obscure or remove any marking on any copy or Derivative Work of the source code for the Software. In addition, each copy or Derivative Work of the source code for the Software must be marked as the confidential and proprietary property of ABT to which access is restricted, and ABT/E shall keep and use the source code for the Software solely at ABT/E's secure development facilities under password protection. ABT/E agrees to limit access to the source code for the Software twenty-four (24) hours a day, and strictly to those employees or Contractors to whom access is reasonably necessary in order to carry out the permitted uses of the source code for the Software hereunder. ABT/E shall keep records of all persons who have access to the source code for the Software. At ABT's request, ABT/E agrees to provide such records to ABT for review.

        9.4. Contractors. ABT/E may appoint a third party contractor approved by ABT ("Contractor") to assist ABT/E in ABT/E's modification or implementation of the Software as authorized hereunder; provided, however, that any such Contractor's access to and use of the Software (including any Localized Version or other Derivative Work): (a) will only be permitted pursuant to a signed written agreement between ABT/E and such Contractor that contains terms at least as restrictive as those set forth in this Section 9, (b) protects ABT's proprietary rights in the Software to the degree set forth in this Agreement, and (c) grants the Contractor no rights in the Software inconsistent with the rights granted hereunder.

        9.5. Notification of Security Breach. ABT/E shall notify ABT promptly in the event of any breach of its security of which ABT/E becomes aware, under conditions in which it would appear that the trade secrets contained in the source code for the Software or any Derivative Work thereof were prejudiced or exposed to loss. ABT/E shall, upon request of ABT, take all other reasonable steps necessary to recover any compromised trade secrets disclosed to or placed in the possession of ABT/E by virtue of this Agreement. The cost of taking such steps will be borne solely by ABT/E.

        9.6. Injunctive Relief. In the event of breach of the provisions of this
Section 9, the non-breaching party will have no adequate remedy at law and will be entitled to seek immediate injunctive and other equitable relief, without the necessity of showing actual money damages.

10. Consideration. In consideration of the licenses granted herein, ABT/LLC has issued to ABT certain shares of the equity securities of ABT/LLC, pursuant to that certain Amended and Restated Operating Agreement among ABT/LLC and certain other parties dated January 6, 2000, as amended from time to time (the "Operating Agreement"), and ABT/E shall use its best efforts to maximize revenue from exploiting the rights granted to ABT/E hereunder.

11.     Term and Termination

        11.1. Term. This Agreement and the licenses granted hereunder will be effective as of the Effective Date and will continue in perpetuity, unless terminated as set forth in this Section 11.

        11.2. Termination. This Agreement may be terminated only as follows, if any of the following events ("Termination Events") occur:

              (a) Default. In the event that any party defaults in the performance of a material obligation under this Agreement, then the non-defaulting party may provide written notice to the defaulting party indicating: (i) the nature and basis of such default with reference to the applicable provisions of this Agreement; and (ii) the non-defaulting party's intention to terminate this Agreement. If such default is amenable to cure within thirty (30) days, the non-defaulting party may seek to terminate this Agreement under this Section 11.2(a) in the event that such material default is not cured within such thirty (30) day period. If such default is not amenable to cure within thirty (30) days, then the non-defaulting party may seek to terminate this Agreement if the defaulting party has not made significant and ongoing attempts to cure such default within thirty (30) days, or if the defaulting party has not cured such default as soon as possible thereafter. In either case, upon the expiration of such cure periods the non-defaulting party may initiate an arbitration proceeding to terminate this Agreement in accordance with Section 14.12(b). The parties shall instruct the arbitrator to make a determination as to whether a material default has occurred within thirty (30) days after the arbitration proceeding is initiated. If the arbitrator determines that a material default has occurred, the non-defaulting party may terminate this Agreement immediately upon written notice.

              (b) ABT may terminate this Agreement immediately upon written notice if ABT/E: (i) terminates or suspends its business; (ii) admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or similar authority; or (iii) becomes subject to any bankruptcy or insolvency proceeding under federal, foreign, or state statutes, which proceeding is not dismissed within sixty (60) days of the initiation thereof.

              (c) ABT may terminate this Agreement immediately upon written notice if: (i) the Operating Agreement is terminated; or (ii) ABT/LLC is otherwise liquidated or dissolved; provided, however, that a sale by ABT of its interest in ABT/LLC shall not constitute cause for termination of this Agreement by ABT.

        11.3. Effect of Termination.

              (a) Survival. Upon termination of this Agreement in accordance with the above provisions, the rights and licenses granted under this Agreement will immediately

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        terminate except as otherwise stated herein. The terms and conditions of the following Sections will survive termination or expiration of this
        Agreement: 1, 2.3, 2.5, 2.6, 4, 5.2, 5.4, 6, 7, 8, 9.1, 9.2, 9.3, 9.5,
        9.6, 11.3, 13, 14, 15, 16 and 17.

              (b) Return of Materials. Within thirty (30) days after the date of termination or discontinuance of this Agreement for any reason whatsoever, ABT/E shall, at ABT's option, return or destroy any copies of the Software, Documentation, Business Procedures and any Localized Versions and other Derivative Works thereof and any other Confidential Information in its possession that is in tangible form, and any materials that include the ABT Brand. ABT/E shall furnish ABT with a certificate signed by an executive officer of ABT/E verifying that the same has been done.

12. Nonassignment/Binding Agreement. Neither this Agreement, nor any rights or obligations under this Agreement, may be assigned or otherwise transferred by ABT/E, in whole or in part, whether voluntary, or by operation of law, including by way of sale of assets, merger or consolidation, without the prior written consent of ABT. Any permitted assignee must agree in writing to be bound by all the terms and conditions of this Agreement. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns.

13. Notices. Any notice, submission, or communication required or permitted under the terms of this Agreement, or required by law, whether or not so required elsewhere in this Agreement, must be in writing and must be: (a) delivered in person, (b) sent by first class registered mail, return receipt requested, or air mail, as appropriate, (c) sent by overnight air courier, in each case properly posted and fully prepaid to the appropriate address set forth below; or (d) sent by facsimile with transmission confirmed. Either party may change its address for notice by notice to the other party given in accordance with this Section 13. Notices will be considered to have been given at the time of the earlier of: (p) actual delivery in person, (q) the date of a receipt of such notice signed by an authorized representative of the party being notified,
(r) the date of a written confirmation of receipt by the party being notified, or (s) thirty (30) days after deposit in the mail as set forth above.

        Notice Addresses:

        ABT                  Autobytel Inc.

                             18872 MacArthur Blvd.
                             Irvine, CA 92612
                             U.S.A.
                             Attention:  General Counsel
                             Fax No.:  (949)862-1323

        ABT/E                Autobytel.Europe Holdings B.V.
                             P.J. Oudweg 15
                             1314 CH Almere
                             P.O. Box 10230
                             1301 AE Almere
                             The Netherlands
                             Fax:  31 36 52 38 399


14.     Miscellaneous

        14.1. Force Majeure. Neither party will incur any liability to the other party on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement if such delay or failure is caused, in whole or in part, by embargoes, floods, acts of civil or military authority, fuel crisis, acts of God, strikes, lockouts, riots, acts of war, acts of terrorism, fires and explosions, but the inability to meet financial obligations is expressly excluded ("Force Majeure"). The time for performance will be extended for a period equal to the duration of the delay, but in no event longer than one hundred eighty (180) days. If, as a result of a Force Majeure, a party is unable to resume performance within such one hundred eighty (180) day period, the other party will have the right to terminate this Agreement.

        14.2. No Waiver; Amendment. Any waiver of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time will not be construed and will not be deemed to be a waiver of such party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such party's right to take subsequent action. This Agreement may not be amended, except by a writing signed by both parties.

        14.3. Severability. If any term, condition, or provision of this Agreement is found to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this

Agreement. If the parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

        14.4. Entire Agreement. This Agreement (including the Attachments and any addenda hereto signed by both parties) contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter.

        14.5. No Conflicting Provisions. No terms, provisions or conditions of any purchase order, acknowledgment or other business form that either party may use in connection with this Agreement have any effect on the rights, duties or obligations of the parties under, or otherwise modify, this Agreement, regardless of any failure of the other party to object to such terms, provisions or conditions.

        14.6. [Reserved.]

        14.7. Export Restrictions. ABT/E understands that ABT is subject to regulation by agencies of the U.S. government, including, but not limited to, the U.S. Department of Commerce, which prohibit export or diversion of certain technical products to certain countries. ABT/E warrants that it will comply in all respects with the Export Administration Regulations and all other export or re-export restrictions applicable to the Software, Business Procedures and Documentation licensed hereunder. Further, ABT/E shall cooperate as requested by ABT to ensure compliance with any export restrictions or licenses relating to the Software.

        14.8. Rights and Remedies. No exercise or enforcement by either party of any other right or remedy under this Agreement will preclude the enforcement by such party of any other right or remedy under this Agreement or that such party is entitled by law to enforce.

        14.9. Counterparts. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement.

        14.10. Governing Law. This Agreement will be interpreted and construed in accordance with the laws of the State of California and the United States of America, without regard to conflict of law principles and excluding the 1980 United Nations Convention on Contracts for the International Sale of Goods.

        14.11. Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

        14.12. Dispute Resolution.

               (a) Escalation. If a dispute otherwise arises under this Agreement, it should be referred to the President or Chief Executive Officer of each of the parties for resolution, and such persons shall use their best efforts to resolve the matter for no less than thirty
        (30) days from the date the President or Chief Executive Officer of one party first attempts in a reasonable manner to initiate contact with the President or Chief Executive Officer of the other party. Any matter such persons are unable to resolve within such period may be submitted to the dispute resolution procedure set forth in Section 14.12(b) below.

               (b) Arbitration. Any dispute or claim arising out of or in relation to this Agreement not resolved by Section 14.12(a) above must be settled by binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce as presently in force ("Rules") and by one (1) arbitrator appointed in accordance with said Rules. Judgment on the award rendered may be entered in any court having jurisdiction thereof. The place of arbitration will be Orange County, California, U.S.A. Any monetary award must be calculated and denominated in U.S. dollars and the arbitration must be conducted in the English language. Notwithstanding the other provisions of this Section 14.12, either party may apply to any court of competent jurisdiction for injunctive or equitable relief.

        14.13. Legal Expenses. If there is a successful action by one party against the other party to enforce this Agreement or obtain damages as a result of any breach of this Agreement, then the prevailing party shall be entitled to recover from the other party, in addition to any damages, all costs and expenses incurred by the prevailing party in connection with the action, including reasonable attorneys' fees and court costs.

15. Enforcement of Sublicenses. ABT/E shall, at ABT/E's expense, promptly take all actions requested by ABT to enforce any sublicenses between ABT/E and its NOCs, which actions may include, without limitation, any lawsuits necessary or appropriate to enforce such sublicenses.

16. Effect on Prior License Agreement. The parties agree that this Agreement supersedes and replaces the Prior License Agreement in all respects.

17. Release. Each party, for itself and its successors, assigns, and affiliated or related entities, does hereby release and forever discharge the other parties, their successors, assigns, and affiliated or related entities, and their officers, managers, directors, shareholders, members, employees, attorneys, agents and customers, from any and all claims, causes of action, debts, liabilities, demands, obligations, costs, expenses, damages, and actions of whatever kind or nature, anticipated or unanticipated, known or unknown, which such party has or ever had, including without limitation all claims, causes of action, debts, liabilities, demands, obligations, costs, expenses, damages, and actions pertaining to or arising out of the Prior License Agreement or any transactions of any kind between the parties thereto, or their affiliated or related entities, which were or could have been asserted in litigation or in any arbitration which could have been brought under the Prior License Agreement or otherwise. The parties hereby acknowledge that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matters of this Agreement and/or the Prior License Agreement, but that they agree to and do hereby, fully, finally and forever settle and release any and all claims, causes of action, debts, liabilities, demands, obligations, costs, expenses, damages, and actions, known and unknown, suspected and unsuspected, of every kind and nature whatsoever, which now exist, or may heretofore have existed with respect to the subject matters of this release; in furtherance thereof, the parties acknowledge that the release herein given shall be and remain in effect as a full and complete general release, notwithstanding the subsequent discovery or existence of any such additional or different facts.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by duly authorized representatives on the dates set forth below.


Autobytel Inc. ("ABT")                            Autobytel.Europe Holdings B.V. ("ABT/E")



By:  /s/ Ariel Amir                               By:  /s/ Henk Rottinghuis
    ----------------------------------------          -----------------------------------------

Name:  Ariel Amir                                 Name:  Henk Rottinghuis
      --------------------------------------            ---------------------------------------

Title:  Executive Vice President                  Title:  Director
       -------------------------------------             --------------------------------------

Date:  March 28, 2002                             Date:  March 28, 2002
      --------------------------------------

Address:  18872 MacArthur Boulevard               Address:
          Irvine, CA 92612 USA                             ------------------------------------

--------------------------------------------      ---------------------------------------------


Autobytel.Europe LLC ("ABT/LLC")



By:  /s/ Ariel Amir
    ----------------------------------------

Name:  Ariel Ami
      --------------------------------------

Title:  Manager
       -------------------------------------

Date:  March 28, 2002
      --------------------------------------

Address:
         -----------------------------------

--------------------------------------------

                                  ATTACHMENT A



AUTOBYTEL

AUTOBYTEL.COM



                              [AUTOBYTEL.COM LOGO]

                                  ATTACHMENT B



Albania
Andorra
Austria
Belarus
Bosnia-Herzegovina
Bulgaria
Croatia
Czech Republic
Denmark
Estonia
Finland
France
Georgia
Germany
Greece
Hungary
Iceland
Ireland
Italy
Latvia
Liechtenstein
Lithuania
Luxembourg
Macedonia
Malta
Moldova
Monaco
Netherlands
Norway
Poland
Portugal
Romania
San Marino
Serbia/Montenegro
Slovakia
Slovenia
Spain
Sweden
Switzerland
United Kingdom
Vatican City